A special meeting of the fund's shareholders was held on August 16, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	36,103,289,956.59	96.804
Withheld	1,191,885,645.88	3.196
TOTAL	37,295,175,602.47	100.000
Albert R. Gamper, Jr.
Affirmative	36,070,229,906.75	96.716
Withheld	1,224,945,695.72	3.284
TOTAL	37,295,175,602.47	100.000
Robert M. Gates
Affirmative	36,011,852,287.79	96.559
Withheld	1,283,323,314.68	3.441
TOTAL	37,295,175,602.47	100.000
George H. Heilmeier
Affirmative	36,031,257,888.05	96.611
Withheld	1,263,917,714.42	3.389
TOTAL	37,295,175,602.47	100.000
Edward C. Johnson 3d
Affirmative	35,897,506,999.21	96.252
Withheld	1,397,668,603.26	3.748
TOTAL	37,295,175,602.47	100.000
Stephen P. Jonas
Affirmative	36,076,190,846.51	96.732
Withheld	1,218,984,755.96	3.268
TOTAL	37,295,175,602.47	100.000
James H. KeyesB
Affirmative	35,985,517,760.49	96.488
Withheld	1,309,657,841.98	3.512
TOTAL	37,295,175,602.47	100.000
Marie L. Knowles
Affirmative	36,069,581,358.09	96.714
Withheld	1,225,594,244.38	3.286
TOTAL	37,295,175,602.47	100.000
Ned C. Lautenbach
Affirmative	36,077,093,527.84	96.734
Withheld	1,218,082,074.63	3.266
TOTAL	37,295,175,602.47	100.000
William O. McCoy
Affirmative	35,929,893,232.88	96.339
Withheld	1,365,282,369.59	3.661
TOTAL	37,295,175,602.47	100.000
Robert L. Reynolds
Affirmative	36,073,028,154.70	96.723
Withheld	1,222,147,447.77	3.277
TOTAL	37,295,175,602.47	100.000
Cornelia M. Small
Affirmative	36,079,203,905.14	96.740
Withheld	1,215,971,697.33	3.260
TOTAL	37,295,175,602.47	100.000
William S. Stavropoulos
Affirmative	36,013,506,452.04	96.563
Withheld	1,281,669,150.43	3.437
TOTAL	37,295,175,602.47	100.000
Kenneth L. Wolfe
Affirmative	36,038,923,182.04	96.632
Withheld	1,256,252,420.43	3.368
TOTAL	37,295,175,602.47	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.